Exhibit 99.2

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Signatures

KERN Energy Partners GP III LP, By: KERN Energy Partners Management III Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners Management Ltd.,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

By: KERN Energy Partners Management II Ltd.,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners Management III Ltd.,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Partners Ltd.,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

The Board of Trustees of the Leland Stanford Junior University,

By:	/s/ Mark H. Hayes, PhD., Director Natural Resources Investments	03/02/12
	**Signature of Reporting Person	Date

Caisse de dépôt et placement du Québec,

By:	/s/ Soulef Hadjoudj, Legal Counsel	03/02/12
	**Signature of Reporting Person	Date

Pentti Karkkainen

By:	/s/ Pentti Karkkainen	03/02/12
	**Signature of Reporting Person	Date